Exhibit 99.1

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (“Agreement”), dated as of June 17, 2015, is made by and between Vermillion, Inc., a Delaware corporation (the “Company”), and Quest Diagnostics Incorporated (the “Stockholder”), a holder of 860,595 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

WHEREAS, the Stockholder desires to sell to the Company 860,595 shares of Common Stock (the “Subject Shares”), and the Company desires to repurchase the Subject Shares from the Stockholder, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Repurchase of the Subject Shares.  Subject to the terms and conditions contained herein, the Stockholder hereby sells, assigns and transfers to the Company free and clear of all Liens (as defined below), and the Company hereby repurchases from the Stockholder, all of the Subject Shares at a cash purchase price of $1.50 per share for an aggregate purchase price of $1,290,892.50 (the “Purchase Price”).  On the date hereof, the Company shall pay the Purchase Price to the Stockholder by wire transfer to an account specified by the Stockholder in writing and, upon such payment, the Company will have all right, title and interest in and to the Subject Shares, free and clear of all Liens (as defined below).  The parties acknowledge and agree that the Purchase Price represents fair consideration for the Subject Shares.

2.Representations and Warranties of the Stockholder.  The Stockholder represents and warrants to the Company as of the date of this Agreement as follows:

2.1Power and Authority.  The Stockholder has the right, power, and authority to execute, deliver and perform its obligations under this Agreement and each document, instrument and certificate required hereunder or delivered in connection herewith, and this Agreement and each document, instrument and certificate required hereunder or delivered in connection herewith constitutes the legally valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.2Ownership of Subject Shares.  The Stockholder solely owns beneficially and of record, and has good and marketable title to, all of the Subject Shares free and clear of any and all liens, encumbrances, restrictions, charges or adverse claims, of any nature whatsoever, whether arising by agreement, operation of law or otherwise (collectively, “Liens”), other than restrictions on transfer arising under applicable federal securities laws.  Upon the purchase of the Subject Shares hereunder, the Company will acquire all rights of the Stockholder in the Subject Shares, free and clear of any and all Liens, other than restrictions on transfer arising under applicable federal securities laws.

2.3Non-Contravention.  The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby do not and will not (a) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (b) require any consent or other action by any person or entity, constitute a default, or give rise to any right of termination, cancellation or acceleration of any right or obligation under any provision of any agreement or other instrument binding upon the Stockholder or its assets or (c) result in the creation or imposition of any Lien on the Subject Shares or any other asset of the Stockholder.

2.4Authorization.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Stockholder of this Agreement, or the consummation by the Stockholder of the transactions contemplated hereby.

2.5Disclosure.  The Stockholder is a sophisticated investor with respect to the Subject Shares, has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Subject Shares, and has independently made its own analysis and decision to sell the Subject Shares without reliance upon any express or implied representation or warranty of any nature, whether written, oral or otherwise, made by or on behalf of or imputed to the Company.  The Stockholder hereby acknowledges and agrees that (a) the Stockholder has had the opportunity to make inquiries of the Company and has been provided all information that he has requested from the Company in making the decision to have the Subject Shares purchased by the Company hereunder and (b) the value of the Common Stock may significantly increase in the future and, by tendering the Subject Shares, the Stockholder will not be able to participate in any further appreciation with respect to the Subject Shares.

3.Representations and Warranties of the Company.

3.1Power and Authority.  The Company has the right, power, and authority to execute, deliver and perform its obligations under this Agreement and each document, instrument and certificate required hereunder or delivered in connection herewith, and this Agreement and each document, instrument and certificate required hereunder or delivered in connection herewith constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.2Non-Contravention.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree or (ii) require any consent or other action by any person or entity, constitute a default, or give rise to any right of termination, cancellation or acceleration of any right or obligation under any provision of any agreement or other instrument binding upon the Company or its assets.

3.3Authorization.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of the transactions contemplated hereby.

4.Miscellaneous.

4.1Amendment.  This Agreement may be amended only by a written instrument executed by the parties hereto.

4.2Notices.  All notices, requests, consents and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered and received (a) upon personal delivery, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (l) business day after the business day of deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt, in each case to the intended recipient.  All communications shall be sent to the respective parties at the following addresses or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 4.2:

(i)if to the Company, to:

Vermillion, Inc.
12117 Bee Caves Rd
Building III, Suite 100
Austin, Texas 78738
Attention: Valerie Palmieri
Telephone: (512) 519-0400
Facsimile: (512) 439-6980
Email: vpalmieri@vermillion.com

(ii)if to the Stockholder, to:

Quest Diagnostics Incorporated
3 Giralda Farms
Madison, New Jersey 07940
Attention: General Counsel
Telephone: (973) 520-2177
Facsimile: (610) 271-8719
Email: Michael.e.prevoznik@questdiagnostics.com

4.3Severability.  Any provision of this Agreement which is found to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.4Governing Law.  This Agreement shall be deemed to be a contract under the laws of the State of Texas and shall be construed and endorsed in accordance with such laws, without regard to the doctrine of conflicts of laws.

4.5Captions.  The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

4.6Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument.

4.7Prior Agreements.  This Agreement constitutes the entire agreement between the parties hereto with respect to the repurchase of the Subject Shares by the Company and the related matters set forth herein and shall supersede any prior oral or written negotiations, commitments, understandings or agreements concerning the subject matter hereof and thereof.

4.8Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.  This Agreement shall not be assigned by either party without the written consent of the other.

4.9Taxes.  The Stockholder acknowledges that the Stockholder should consult with its own tax advisor regarding all tax consequences relating to the sale of the Subject Shares under this Agreement.  The Company makes no representations or warranties with respect to the tax consequences of the sale of the Subject Shares.  The Stockholder agrees and understands that it is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon.  The Stockholder further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) the Stockholder’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

4.10Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  Each party agrees to indemnify and hold harmless the other parties from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its directors, stockholders, employees or representatives is responsible.

4.11Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

4.12Further Assurances.  From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties’ respective obligations hereunder or the purposes of this Agreement.

4.13Full Knowledge.  Each of the parties to this Agreement hereby acknowledges and represents that it has been given sufficient time to review this Agreement and the opportunity to seek legal counsel in connection with the transactions contemplated hereby, and has read this Agreement in its entirety, fully understands it and is in full accord with the terms hereof.

4.15Attorneys’ Fees.  If any Legal Proceeding relating to this Agreement or the enforcement of any provision thereof is brought against any party, the prevailing party shall be entitled to seek to recover reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which the prevailing party may be entitled.

4.16Time of the Essence.  Time is of the essence with respect to all obligations under this Agreement.

4.17Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

THE COMPANY:
VERMILLION, INC.
By: /s/ Valerie Palmieri Name: Valerie Palmieri Title: President & CEO
THE STOCKHOLDER: QUEST DIAGNOSTICS INCORPORATED

By: /s/ Dermot Shorten Name: Dermot Shorten Title: Vice President, Strategy & Ventures